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                          CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 21, 2000, in the Registration Statement (Form S-1 No. 333-00000 and related Prospectus of Intersil Holding Corporation for the registration of 10,000,000 shares of its common stock.


/s/ Ernst & Young LLP


Jacksonville, Florida
August 23, 2000